UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2025
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CoreWeave, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-42563	82-3060021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
290 W Mt. Pleasant Ave., Suite 4100 Livingston, NJ		07039
(Address of registrant's principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (973) 270-9737
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Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.000005 par value per share	CRWV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2025, CoreWeave Compute Acquisition Co. VII, LLC (“CCAC VII”), a Delaware limited liability company and a direct subsidiary of CoreWeave, Inc., a Delaware Corporation (the “Parent”), the Parent and CCAC VII Holdco LLC (“CCAC VII Holdco”), a Delaware limited liability company and a direct subsidiary of the Parent entered into an amendment (the “First Amendment”) to amend (i) that certain Credit Agreement, dated as of July 28, 2025 (the “DDTL 3.0 Credit Agreement”), by and among CCAC VII, as the initial borrower, CoreWeave Compute Acquisition Co. V, LLC, a Delaware limited liability company and a direct subsidiary of the Parent as the co-borrower, MUFG Bank, Ltd. as administrative agent, U.S. Bank Trust Company, National Association as collateral agent, U.S. Bank National Association, as depository bank and the lenders party thereto and (ii) that certain Parent Guarantee and Pledge Agreement, dated as of July 28, 2025, by and among CCAC VII Holdco as the Pledgor, the Parent as the guarantor and U.S. Bank Trust Company, National Association as collateral agent.

This amendment to the DDTL 3.0 Credit Agreement aligns the facility for the timing of deliveries described by the Parent on its earnings call reporting financial results for the quarter ended September 30, 2025. The First Amendment includes certain amendments to the financial covenants in the DDTL 3.0 Credit Agreement, including (i) reducing the minimum liquidity amount for the monthly payment dates ending on and after March 1, 2026 and prior to May 1, 2026 to $100.0 million, (ii) postponing the initial testing date of the debt service coverage ratio financial covenant until October 31, 2027 and (iii) postponing the initial testing date of the contract realization ratio financial covenant until February 28, 2026. The First Amendment also permits an unlimited number of equity cures for any failure to satisfy the debt service coverage ratio and contract realization ratio financial covenants prior to October 28, 2026, and thereafter equity cures with respect to such financial covenants may be utilized no more than three consecutive calendar months in any four consecutive calendar month period.

The foregoing description of the First Amendment is qualified in its entirety by reference to the text of the First Amendment, a copy of which will be filed as an exhibit to the Parent’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2026

COREWEAVE, INC.

By:	/s/ Michael Intrator
Name:	Michael Intrator
Title:	Chief Executive Officer